UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri	65711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	First Bancshares, Inc. (“Company”), the holding company for First Home Savings Bank, held its Annual Meeting of Stockholders on Friday, October 28, 2011 in Mountain Grove, Missouri (“Annual Meeting”).

(b)
There were a total of 1,550,815 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 875,625 shares of common stock were represented in person or by proxy, therefore a quorum was present.

The results of the vote for the item presented at the Annual Meeting were as follows:

1.	Election of Directors:

Stockholders elected the following nominees to the Board of Directors for a three-year term ending 2014 by the following vote:

	For		Withheld		Broker Non-Votes
	Number of Votes	Percentage	Number of Votes	Percentage	Number of Votes
Thomas M. Sutherland	862,909	98.5%	12,716	1.5%	545,134
D. Mitch Ashlock	870,374	99.4%	5,251	0.6%	545,134

The following directors, who were not up for re-election at the Annual Meeting of Shareholders, will continue to serve as directors: Harold F. Glass, R.J. Breidenthal, Jr., Billy E. Hixon, John B. Moody and R. Bradley Weaver.

(c)None.

(d)Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011	FIRST BANCSHARES, INC.

/s/ R. Bradley Weaver
R. Bradley Weaver
Chairman and Chief Executive Officer